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                                                                    EXHIBIT 10.6

                                FIRST AMENDMENT
                                       TO
                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

         This First Amendment to Fourth Amended and Restated Loan Agreement (this "Amendment") is entered into effective as of March 27, 1998, by and between the following parties:

         a.     BEARCOM OPERATING, L.P. (the "Company"), and

         b.     WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION (the "Bank").

                                    RECITALS:

         a. On August 29, 1997, the Company and the Bank entered into that certain Fourth Amended and Restated Loan Agreement (the "Loan Agreement"; terms defined in the Loan Agreement and used herein shall have the definitions herein as ascribed in the Loan Agreement, unless otherwise defined herein) in which the Bank agreed to provide certain loans and other accommodations to the Company upon the conditions and in accordance with the covenants set forth therein.

         b. Concurrently herewith, Condor Holdings, Inc. ("Condor Acquisition Corp."), a direct subsidiary of BearCom, Inc. ("Parent"), who is the Company's indirect parent, is entering into an asset purchase agreement whereby Condor Acquisition Corp. will purchase all or substantially all of the assets of Condor Communications, Inc. ("Condor") for a total cash purchase price not to exceed Ten Million Dollars ($10,000,000) (the "Condor Acquisition").

         c. The Company has requested that the Bank provide funds for the Condor Acquisition and permit it to loan or otherwise distribute such funds in an amount not to exceed Ten Million Dollars ($10,000,000) to Parent (such loan or distribution in such amount herein, the "Condor Acquisition Advance"). Parent will then contribute, loan or otherwise distribute such funds to Condor Acquisition Corp. The Bank has agreed to provide such funds and permit the Condor Acquisition Advance upon and subject to the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, as amended hereby.

         d. Subsequent to the date hereof but prior to June 1998, Parent intends to issue capital stock through an initial public offering (the "Parent IPO"), which may result in a change in the control of the Company of the type restricted by Section 15(k) of the Loan Agreement.

         e. The Company has requested that the Bank consent to the Parent IPO, and the Bank has agreed to give such consent upon the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, as amended hereby.

         f. The Company has also advised the Bank that Events of Default have occurred under Subsection 17(d) of the Loan Agreement as a result of the Company's failure to comply with the


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covenants set forth in (i) Subsection 16(a) of the Loan Agreement as of October
31, 1997, November 30, 1997 and December 31, 1997; (ii) Subsection 16(b) of the Loan Agreement as of September 30, 1997, October 31, 1997, November 30, 1997, December 31, 1997, and January 31, 1998; (iii) Subsections 14(a) through (e) of the Loan Agreement for periods prior to the date hereof; and (iv) Subsection 15(d) of the Loan Agreement, which prohibits the Company's making any acquisition for consideration in excess of $500,000, due to the acquisitions made by the Company in 1997 (the Events of Default described above are herein collectively called the "Existing Defaults", and the covenants in the Subsections specifically described above, herein the "Violated Covenants").

         g. The Company has requested that the Bank waive the Existing Defaults, and the Bank agrees to waive the Existing Defaults upon the terms and conditions of this Amendment and the Loan Agreement, as amended hereby.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.     Waivers and Consents.

                  A.    The Bank hereby waives the Existing Defaults.

                  B. The Bank hereby consents to the Company's departure from Subsection 15(k) of the Loan Agreement to the extent such covenant is violated by the Parent IPO.

                  C. The Bank hereby waives the Company's compliance with the covenant set forth in Subsection 16(b) of the Loan Agreement from the date hereof through and including May 30, 1998. The Company's obligation to comply with the covenant set forth in subsection 16(b) shall be reinstated and fully effective on and at all times after May 31, 1998.

                  D. The Bank hereby consents to the departure by the Company from Subsections 15(g) or 15(h) of the Loan Agreement to the extent such covenants are violated by the Condor Acquisition Advance and each of the Bank and the Company agree that the acquisition of the assets of Condor shall be a Revolver Acquisition under the Loan Agreement.

                  E.    The waivers and consents specifically described in this
         Section 1 shall not constitute and shall not be deemed a waiver of any Event of Default other than the Existing Default or a consent to the departure from provisions of the Loan Agreement other than as specifically described above, or a waiver of any rights or remedies arising as a result of any Events of Default other than the Existing Default. The failure to comply with the Violated Covenants or the covenants described in Sections 1 B, C or D above for any date,


FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT - Page 2
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         or any period ending on any date, or for any activity other than as specifically described above shall constitute an Event of Default.

         2. Amendments to the Loan Agreement. As of the date hereof, the Loan Agreement is hereby amended as follows:

                A. Subsection 1(a) of the Loan Agreement is amended in its entirety to read as follows:

                        (a) Subject to, and upon the terms, conditions, covenants and agreements contained herein, the Bank agrees to loan the Company, at any time, and from time to time prior to the maturity of the Company's promissory note executed in conjunction with this Agreement, such amounts as the Company may request up to but not exceeding an aggregate principal sum at any time outstanding equal to $25,000,000 (the "Revolving Line of Credit"); within such limits and during such period, the Company may borrow, repay, and re-borrow hereunder. All loans under the Revolving Line of Credit shall be evidenced by the Company's Renewal Master Revolving Credit Note dated March 27, 1998 (the "Revolving Note"), in form and substance satisfactory to the Bank, payable to the order of the Bank, and bearing interest upon the terms provided therein (but in no event to exceed the maximum non-usurious interest rate permitted by law). The principal of and interest on the Revolving Note shall be due and payable as set forth on the face of the Revolving Note. Notation by the Bank on its records shall constitute prima facie evidence of the amount and date of any payment or borrowing thereunder. The Revolving Line of Credit shall be used by the Company for its ordinary working capital needs, or for general corporate purposes, or for its (or Parent's, in the case of the Condor Acquisition only, as such term is defined in the First Amendment to this Agreement) acquisition of all or substantially all of the assets or capital stock of one or more operating businesses (each such acquisition a "Revolver Acquisition").

                B. Subsection 16(a) is amended in its entirety to read as follows:

                        (a) Working Capital. Maintain at all times Working
                Capital in an amount not less than $12,000,000. "Working Capital" is defined as current assets less current liabilities, with the exception that current assets will exclude prepaid assets other than prepaid catalog expenses and current liabilities shall at all times exclude amounts outstanding under the Revolving Line of Credit.

                C. Exhibits A, B-1 and B-2 are amended in their entireties to read as set forth in Exhibits A, B-1 and B-2, respectively, attached hereto.


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         3.     Conditions. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

                A. Documents. Bank shall have received each of the following duly executed documents, in form and substance satisfactory to the Bank:

                        (1) A guaranty agreement that guaranties the Bank Indebtedness and is executed by Condor Acquisition Corp.;

                        (2) A security agreement that secures the Bank Indebtedness and is executed by Condor Acquisition Corp.;

                        (3) A pledge agreement whereby Parent pledges all of the shares of Condor Acquisition Corp. to secure the Bank Indebtedness;

                        (4)     A Revolving Note dated as of the date hereof;

                        (5) A consent to this Amendment, and a reaffirmation of the applicable guaranty agreement, each executed by Parent, Page-Com GP, Inc. and Bear Communications, Inc.;

                        (6) The written opinion of the Company's and the Parent's counsel as to the validity and enforceability of this Amendment and as to such other issues as are requested by the Bank; and

                        (7) A Borrowing Base Certificate as of February 28, 1998, including the Free Cash Flow of Condor therein.

                B. Confirmation of Releases. Bank shall have received, in form and substance satisfactory to Bank, written confirmation of the release of any and all liens of Condor or Condor Acquisition Corporation and any other entity holding liens or security interests in or upon the assets of Condor acquired by Condor Acquisition Corp. (other than purchase money liens on specific equipment or inventory, or equipment financing leases).

                C. Governmental Certificates. Governmental Certificates, each dated a current date, showing that each of the Company, Parent, Condor Acquisition Corp., Condor and Page-Com GP, Inc. is duly organized and in good standing in the jurisdiction of its incorporation or registration.

                D. Acquisition Documentation and Name Change. The Company shall have provided to the Bank final, executed copies of each of the agreements, bills of sale and other documents effecting the acquisition of assets by Condor Acquisition Corp. from Condor.


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                E.      Payment of Bank's Fees and Cost. The Company agrees to
        pay on the date of the execution of this Amendment to the Bank in immediately available funds, an amendment fee equal to $12,500 and also agrees to pay within ten (10) days of receipt of a statement, the reasonable legal fees and expenses incurred by the Bank in connection with this Amendment and the associated documentation.

                F. Additional Information. The Bank shall have received such additional information and materials as the Bank may reasonably request, including, without imitation, evidence of the authority of Company, Condor Acquisition Corp. and Parent to enter into this Amendment and the documents contemplated hereby.

        4. Representations and Warranties. The Company hereby represents and warrants that (i) the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and will not violate the certificate of incorporation or bylaws of the Company; (ii) this Amendment is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, or by general principles of equity limiting the availability of certain remedies; (iii) the representations and warranties set forth in the Loan Agreement, as amended hereby, and all Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iv) no Event of Default or event that with the giving of notice or lapse of time or both would be an Event of Default has occurred and is continuing other than the Existing Defaults; (v) there are no claims or offsets against or defenses or counterclaims to the terms and provisions of any obligations of the Company created or evidenced by the Loan Agreement or other Loan Documents; (vi) all inventory and equipment of the Company and each guarantor of the Bank Indebtedness is located at the locations described on Schedule 1 hereto and no third parties are in possession of any such collateral; (vii) Schedule 1 correctly identifies the landlord or mortgagee of each location listed thereon; and (viii) neither the Company nor any guarantor of the Bank Indebtedness owns any fixtures.

        5.      Miscellaneous.

                A. Effectiveness. Except as specified herein, all terms and conditions of the Loan Agreement and all other Loan Documents shall remain unmodified and in full force and effect. The parties hereto agree and acknowledge that neither the Bank's consent to, nor its knowledge of, the execution of the agreements, bills of sale and other documents described in the Recitals to this Amendment shall be construed as an express or implied amendment or waiver of any term, condition or restriction set forth in the Loan Agreement or other Loan Documents, except as expressly amended or waived hereinabove. Further, the Company hereby ratifies and reaffirms the Company's obligations and agreements under the Loan Documents, agrees that the Loan Documents shall remain in full force and effect, notwithstanding execution of this Amendment, and agrees that the Loan Documents shall continue to be the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein. In furtherance of the foregoing, the Company agrees that the "Obligations" as defined in the Security Agreement, include, without limitation,


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        the obligations, indebtedness and liability of the Company to the Bank under the Loan Agreement, this Amendment and the Revolving Note executed pursuant hereto.

                B. Survival of Representations and Warranties. All representations and warranties made in this Amendment or in any other Loan Document shall survive the execution and delivery of this Amendment and any other Loan Documents and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

                C. Reference to Agreement. Each of the Loan Documents are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

                D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or enforceable shall not impair or invalidate the remainder of this Amendment and any effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

                E. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

                F. Effective Waiver. No consent or waiver expressed or implied by the Bank to or for any breach of or deviation from any convent, condition or duty by the Company shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

                G. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

                H       Counterparts. This Amendment may be executed in any
        number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

                I. NO ORAL AGREEMENTS. THIS AMENDMENT CONSTITUTES A WRITTEN AGREEMENT THAT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOAN DOCUMENTS.


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        IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to be duly executed as of the day and year first above written.

                                  BEARCOM OPERATING, L.P.

                                  By: Page-Com GP, Inc., its general partner


                                      By:
                                         ------------------------------------
                                         John P. Watson
                                         President

                                  WELLS FARGO BANK (TEXAS),
                                  NATIONAL ASSOCIATION


                                  By:
                                     ----------------------------------------
                                     Craig Scheef
                                     Vice President





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